AMCAST INDUSTRIAL CORPORATION

NEWS RELEASE




          AMCAST COMPLETES THE SALE OF ITS ALUMINUM COMPONENTS BUSINESS


DAYTON, OHIO, August 23, 2004 - Amcast Industrial Corporation (AICO.OB) announced today that it has completed the sale of the assets of its Aluminum Components business. The sale was made to Park-Ohio Holdings Corp. (Nasdaq:
PKOH)

The sale included the operations of the Company's Wapakoneta, Ohio; Richmond, Indiana and Cedarburg, Wisconsin plants.

Amcast Industrial Corporation is a leading manufacturer of technology-intensive metal products. The remaining businesses include Aluminum Wheels, Squeeze-Cast Components and Lee Brass. The Company serves the automotive, construction, and industrial sectors of the economy.

Contact--
Media and Investors:  Michael Higgins 937/291-7015